                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                       MICHIGAN COMMUNITY BANCORP LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       MICHIGAN COMMUNITY BANCORP LIMITED

                                           April 30, 2001

DEAR MICHIGAN COMMUNITY BANCORP SHAREHOLDER:

     You are cordially invited to attend our annual meeting of Shareholders. The date of our annual meeting this year is June 11, 2001. It will be held at our corporate offices located at 43850 Schoenherr Road, Sterling Heights, Michigan. We plan to get started at 9:30 a.m. For your convenience, we have included a map and directions to our offices on the back page of this proxy statement.

     The formal notice of the meeting follows on the next page. In addition to the two items of business, we will also discuss the events of 2000 and answer any questions you may have about our company. Enclosed with this proxy statement is your voting card, a postage-paid envelope to return your voting card and our 2000 Annual Report.

     Your vote is important. Whether you are able to attend the meeting or not, please sign, date and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

     I look forward to seeing you at the meeting.

                                           Sincerely,

                                           /s/ DAVID A. McKINNON
                                           --------------------------------
                                           David A. McKinnon
                                           President and Chief Executive Officer

                       MICHIGAN COMMUNITY BANCORP LIMITED

                         ------------------------------

                               NOTICE OF THE 2001
                         ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

     The Annual Meeting of Shareholders of Michigan Community Bancorp Limited will be held on Monday, June 11, 2001 at 9:30 a.m. at the corporate offices of Michigan Community Bancorp Limited, located at 43850 Schoenherr Road, Sterling Heights, Michigan for the following purposes:

     1. to elect four directors;

     2. to ratify the appointment of Plante & Moran LLP as our independent accountants for the 2001 fiscal year; and

     3. to transact any other business that may properly come before the meeting.

     Shareholders who owned their shares as of the close of business on April 16, 2000 are entitled to notice of, and to vote at, our Annual Meeting.

     Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed voting card in the envelope provided.

                                          By Order of the Board of Directors

                                          /s/ KIMBERLY SCHAUER
                                          -----------------------------------
                                          Kimberly Schauer
                                          Secretary

April 30, 2001

                         ------------------------------

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
             AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED
                               STAMPED ENVELOPE.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Information About Michigan Community Bancorp Limited........      3
Information About the Annual Meeting
  Information About Attending the Annual Meeting............      3
  Information About the Proxy Statement.....................      3
  Information About Voting..................................      3
  Quorum Requirement........................................      4
  Information About Votes Necessary for Action to be
     Taken..................................................      4
  Other Matters.............................................      4
Election of Directors.......................................      4
Appointment of Independent Public Accountants...............      6
Meetings and Committees of the Board
  Audit Committee...........................................      6
  Compensation Committee....................................      6
Director Compensation.......................................      7
Director and Executive Officer Ownership of MCB Common
  Stock.....................................................      8
Persons Owning More than Five Percent of Outstanding MCB
  Common Stock..............................................      8
Executive Compensation
  Report of Compensation Committee..........................      9
  Executive Compensation Table..............................     10
  Options Granted During 2000...............................     11
Transactions with Management................................     11
Other Information
  Shareholder Proposals.....................................     12
  Compliance with Section 16(a) of the Securities Exchange
     Act of 1934............................................     12
  Performance Graph.........................................     12

                               INFORMATION ABOUT
                       MICHIGAN COMMUNITY BANCORP LIMITED

     Michigan Community Bancorp Limited ("MCB") is a bank holding company which owns and operates Lakeside Community Bank ("Lakeside") and North Oakland Community Bank ("North Oakland"). Lakeside Community Bank, is a federally insured commercial bank which provides banking services in Macomb County, Michigan. North Oakland Community Bank, is a federally insured commercial bank which provides banking services in Oakland County, Michigan. Combined, MCB, Lakeside and North Oakland currently employ 28 people. Our headquarters is located at 43850 Schoenherr Road, Sterling Heights, Michigan 48313. Our telephone number is (810) 532-8000.

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our Annual Meeting will be held Monday, June 11, 2001 at 9:30 a.m. at our corporate headquarters which is located at 43850 Schoenherr Road, Sterling Heights, Michigan. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this proxy statement and is attached to the proxy card. Simply detach the proxy card from your ticket, mark, sign, date and mail your proxy card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to the attention of our Corporate Secretary, Kimberly Schauer, and include in your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 16, 2001.

INFORMATION ABOUT THIS PROXY STATEMENT

     You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On May 11, 2001, we began mailing these proxy materials to all shareholders of record as of the close of business on April 16, 2001.

INFORMATION ABOUT VOTING

     You can vote on the matters to be presented at the Annual Meeting in two ways:

     - By Proxy -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of Plante & Moran, LLP as our independent accountants. If you do not indicate instructions on the proxy card, your shares will be voted for the election of all the nominees for director and for the ratification of Plante & Moran as our independent accountants for the 2001 fiscal year.

     - In Person -- You may cast your vote in person when you attend the Annual Meeting.

     You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to our Corporate Secretary, Kimberly Schauer, by providing a later dated proxy or by voting in person at the meeting.

     Each share of Michigan Community Bank Limited common stock is entitled to one vote. As of April 16, 2001, there were 830,717 shares of common stock outstanding.

QUORUM REQUIREMENT

     To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to vote on the other matter.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     Four directors will be elected at the meeting. In the event a quorum exists, each director must receive a plurality of the votes cast at the meeting. Other action, such as ratification of the appointment of Plante & Moran as our independent accountants, requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and non-votes will have no effect on the result of the vote on the two items to be presented at the meeting.

OTHER MATTERS

     The Board of Directors does not know of any other matter to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Generally, under MCB's Bylaws, no business other than the two items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into classes and as a result, the terms of the directors are staggered. Each class of directors serve a staggered three year term. This year, the terms of our Class I directors end. Each of the Class I directors have been nominated to be elected to a new three year term that would expire in 2004. Each elected director will serve until the end of their term and the election of a qualified successor. Messrs. McKinnon, Ferlito, Lentine and Shellenbarger are Class I directors and if elected will serve a new three year term. Earlier this year, the Board accepted the resignation of Gerald Tarquinio from the Board. The Board wishes to express its appreciation for Mr. Tarquinio's dedication to Michigan Community Bancorp.

     If any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 2000.

     David A. McKinnon, 52 (Chairman of the Board/Chief Executive Officer/President of MCB, President and CEO Lakeside Community Bank). Mr. McKinnon has been President and Chief Executive Officer of the Company since its formation in 1998. He has been President and Chief Executive Officer of Lakeside Community Bank since April 2001. From 1987 until 1998, Mr. McKinnon was an attorney with the law firm of David A. McKinnon P.C. located in Sterling Heights, Michigan. From October 1995 until December 1997, Mr. McKinnon served as Vice Chairman of the Board of Directors of Macomb Community Bank. From 1990 until 1995, Mr. McKinnon served on the Board of Directors and as legal counsel for First National Bank in Mt. Clemens, located in Mt. Clemens, Michigan. From 1985 until 1991, Mr. McKinnon was legal counsel for the First State Bank of East Detroit, located in East Detroit, Michigan. Mr. McKinnon holds a J.D. from Thomas M. Cooley Law School and a B.A. in economics from Wayne State University. Nominee.

     Paul "Bud" E. Baltzer, 52, Since June, 1973, Mr. Baltzer has been President of Pebco Sales, Inc., Clinton Township, Michigan, a sales, design, warehousing and manufacturing company supplying rubber products and flexible components for piping and ducting service primarily to clients in the pollution control and automotive paint finishing business. Term Expires 2002.

     Frank D. Blowers, 53. Mr. Blowers has been the President and Chief Executive Officer of North Oakland Community Bank since April, 2001. He was previously the President and Chief Executive Officer of Lakeside

Community Bank since its inception. Prior to joining Lakeside, Mr. Blowers was a Senior Vice President for First of America Bank, N.A. and was responsible for product sales for a region with branches that held approximately $750 million in assets. Mr. Blowers has over 30 years of banking experience and previously served as Senior Vice President for Security Bank, St. Clair Shores, Michigan. Term Expires 2002.

     Anthony J. Ferlito, 39. Since 1980, Mr. Ferlito has been President of Ferlito Construction, Inc. a commercial construction company located in St. Clair Shores, Michigan. Mr. Ferlito is also a member of the Construction Association of Michigan, the International Council of Shopping Centers, the Michigan Home Builders Association and the St. John Hospital Men's Guild. Nominee.

     Phillip T. Hernandez, 52. Since 1999 Mr. Hernandez has been a self-employed consultant. From 1991 until 1999 Mr. Hernandez served as President of the Efficient Sanitation Division of Waste Management of Michigan, Inc., Clinton Township, Michigan, an environmental waste service company. Term Expires 2003.

     Joseph S. Lentine, 42. Since 1984, Mr. Lentine has served as Vice President of Marketing and Office Administration for Golden Dental Plans, Inc., Warren, Michigan, a state-licensed dental care delivery system company. In addition, since 1979, Mr. Lentine has served as President of LeCom, Inc., Warren, Michigan, a communications contracting firm. Nominee.

     John W. Melstrom, 60. Since 1968, Mr. Melstrom has been a partner with the certified public accounting firm of Fenner, Melstrom, Dooling LLP, Auburn Hills, Michigan. Term Expires 2003.

     Robert R. Peleman, 43. Since 1987, Mr. Peleman has been employed as an anesthesiologist with Macomb Anesthesia P.C., Mt. Clemens, Michigan, and as head of the anesthesiology department at St. Joseph's Hospital in Mt. Clemens, Michigan. Term Expires 2002.

     Russell M. Shelton, 52. Since 1967, Mr. Shelton has been Chief Executive Officer and President of Shelton Pontiac-Buick, Inc., an automobile dealership located in Rochester Hills, Michigan. Term Expires 2002.

     David F. Shellenbarger, 54. Since 1999, Mr. Shellenbarger has served as President of Macro Computer Products, Inc., a computer products company located in Rochester Hills, Michigan, providing imaging services to financial institutions. In addition, since 1999, Mr. Shellenbarger has been President of Benchmark Investments, L.L.C. a real estate investment company. Nominee.

     J. William Sumner, 57. Since 1989, Mr. Sumner has been President of Health Management Systems located in Eastpointe, Michigan. Health Management Systems provide employee health care administration and behavioral health programs to various businesses nationwide. Mr. Sumner is also a member of the Employee Assistance Professionals Association and the St. John Hospital Men's Guild. Term Expires 2003.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE
                                   NOMINEES.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Plante & Moran LLP to serve as the independent public accountants of Michigan Community Bancorp for its fiscal year ending December 31, 2001. The Board seeks to have the shareholders ratify the appointment of Plante & Moran. Plante & Moran has served as the independent public accountants of Michigan Community Bancorp since its inception in January 1998. During 2000, MCB paid Plante & Moran approximately $89,000 for audit and audit related fees, the Company paid approximately $64,000 for other services including fees for tax consulting, tax return preparation and other non-audit related services. Representatives of Plante & Moran will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Plante & Moran is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN LLP AS
              INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met 5 times during 2000. The Board of Directors has also established audit and compensation committees. In addition to the meetings of the full Board, directors also attended meetings of Board Committees during 2000. The Audit Committee met 3 times during 2000 and the Compensation Committee met 3 times during 2000.

AUDIT COMMITTEE

     The Audit Committee is responsible for reviewing with management the financial controls, accounting, audit and reporting activities. The Audit Committee reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The Audit Committee is also responsible for reviewing any transactions between Michigan Community Bancorp and its directors, officers, or significant shareholders. The members of the Audit Committee are Messrs. Melstrom, Shellenbarger, Hernandez and Lentine.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1998 Employee Stock Option Plan and the 1998 Non-Employee Director Stock Option Plan. The members of the Compensation Committee are Messrs. Baltzer, Peleman, Shelton and Sumner.

                             DIRECTOR COMPENSATION

     Directors who are not employees or consultants of Michigan Community Bancorp are not currently paid for serving on the Board of Directors.

     Directors are eligible to participate in the 1998 Non-Employee Stock Option Plan.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of four independent directors and operates under a written charter adopted by the Board and attached hereto as Exhibit A The Committee is appointed by the Board to assist the Board in its oversight function of monitoring, among other things, the Company's financial reporting process and the independence and performance of the Company's independent auditors. It is the responsibility of management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements.

     Throughout the year, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

     Further, the Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

                                          AUDIT COMMITTEE
                                          John Melstrom, Chairman
                                          Anthony Ferlito
                                          Joseph Lentine
                                          David Shellenbarger

                    DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
                              OF MCB COMMON STOCK

     This table indicates how much common stock the executive officers and directors beneficially owned as of April 16, 2001. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by them.

                                                                                                PERCENT OF
                                            SHARES OF COMMON STOCK    OPTIONS EXERCISABLE       OUTSTANDING
NAME                                          BENEFICIALLY OWNED        WITHIN 60 DAYS            SHARES
----                                        ----------------------    -------------------       -----------
David A. McKinnon (1)...................            31,841                   6,667                  3.8%
Paul E. Baltzer, Jr. (2)................            18,842                   3,644                  2.3%
Frank D. Blowers........................            30,750                   4,000                  3.7%
Anthony J. Ferlito......................             3,333                   3,644                     *
Phillip T. Hernandez (3)................             7,729                   3,644                  1.0%
Joseph S. Lentine (4)...................            14,979                   3,644                  1.8%
John W. Melstrom (5)....................             7,879                   3,644                  1.8%
Robert P. Peleman (6)...................            36,176                   3,644                  4.4%
Russell M. Shelton (7)..................             8,444                   3,644                  1.0%
David F. Shellenbarger (8)..............            30,532                   3,644                  3.7%
William Sumner (9)......................            25,873                   3,644                  3.1%
Directors and Executive Officers as a
  group (11 persons)....................           216,378                  43,463                   27%

---------------
  * Less than 1% of MCB's outstanding shares of Common Stock

(1) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(2) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(3) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(4) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(5) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(6) Also holds 5,000 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(7) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(8) Also holds 18,182 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(9) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

                     PERSONS OWNING MORE THAN FIVE PERCENT
                        OF OUTSTANDING MCB COMMON STOCK

     There are no persons known to us as of February 14, 2001 that hold more than five percent of our outstanding Common Stock.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The MCB compensation committee is comprised of three directors who are not employees of the company. The Compensation Committee is responsible for the approval and administration of compensation programs for MCB's executive officers. MCB's compensation policies for executive officers are intended to:

     - provide competitive compensation packages in order to attract and retain superior executive talent;

     - link a significant portion of an executive's overall compensation to financial results as reflected in the value returned to shareholders; and

     - provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.

CASH COMPENSATION

     Cash compensation for MCB executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys and local market conditions to determine appropriate compensation ranges.

     MCB's policy is to pay its executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers, may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure and other historical factors.

EQUITY COMPENSATION

     MCB provides equity compensation to its executive officers principally through its 1998 Employee Stock Option Plan. Option awards under the 1998 Employee Stock Option Plan are determined based upon the achievement of various predetermined goals of MCB relating to budgeted financial performance or the achievement of operating targets and goals. Generally, awards under the 1998 Employee Stock Option Plan vest over a three year period to ensure that the decisions of the executive officer are made in consideration of the long-term best interests and continued financial and operational growth and achievement of MCB.

REPORT ON REPRICING OF STOCK OPTIONS

     During the fiscal year 1999 and early 2000 there was a significant decrease in the market price of the Company's stock, due in part to start-up costs and the Company's financial loss. As a result of this market decline, all of the previously issued stock options, which were originally issued with exercise prices of $15.00, were substantially "underwater". In addition, the committee recognized that each of the affected executive officers and directors were substantial owners of the Company's common stock with most, if not all, purchasing their shares in the IPO at $15.00 per share which ensured that the interests of the officers and directors were directly aligned with those of the public shareholders. On April 4, 2000, the Compensation Committee recommended, and the Board of Directors ratified a proposal that permitted holders of existing options to surrender their options with an agreement to grant options to certain executive officers and to all of the members of the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the proposed date of grant, November 6, 2001. The proposed grant was conditioned upon the executive officers and the directors entering into an agreement no later than April 24, 2000 to cancel the same number of previously granted options which on the date of cancellation, had an exercise price in excess of the fair market value of the Company's Common Stock. Each such officer or director entered into such an agreement and the Board of Directors approved the re-grant of options on April 24, 2000. The Compensation Committee and the Board determined that the cancellation and re-grant would provide a continuing incentive for employees, including executive officers and directors, to provide service to the Company. In light of the above, the Compensation Committee believed that the repricing was in the best interest of the Company and its shareholders.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. McKinnon's cash compensation for 2000 was $208,603 based in part, on his success in growing MCB, Lakeside and North Oakland during 2000 and the successful achievement of certain growth targets and goals for MCB, Lakeside and North Oakland during the year of operation.

                                          Compensation Committee
                                           Paul E. Baltzer, Jr.
                                           Robert P. Peleman
                                           Russell Shelton
                                           William Sumner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Company had no compensation committee interlocks.

EXECUTIVE COMPENSATION TABLE

     The table below shows the compensation paid to David A. McKinnon, Chief Executive Officer and President, for the period from January 28, 1998 (inception) to December 31, 2000, and the total compensation paid to other executive officers of the Company or the Banks that had total compensation in excess of $100,000 during 2000.

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                            ---------------------
                                  FISCAL                                    SECURITIES UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS     OTHER         OPTIONS(#)          COMPENSATION(3)
 ---------------------------      ------     ------      -----     -----    ---------------------    ---------------
David A. McKinnon.............     2000     $208,603         --     --                 --                  --
  President, Chief Executive       1999     $183,846    $ 3,200     --                 --                  --
  Officer and Chairman             1998     $ 11,538         --     --              6,667                  --
Frank Blowers*................     2000     $122,999         --     --                 --                  --
  President, Chief Executive       1999     $114,058    $ 1,200     --              3,500                  --
  Officer, Lakeside Community
  Bank
Dave Celesky..................     2000     $ 91,998    $10,500     --                 --                  --
  Senior Vice President,           1999           --         --     --                 --                  --
  commercial lending
Roy Klecha(1).................     2000     $ 97,038    $ 7,000     --                 --                  --
  President, Chief Executive       1999           --         --     --                 --                  --
  Officer North Oakland
  Community Bank

---------------
(1) Mr. Klecha announced his resignation on April 3, 2001.

* Lakeside Community Bank and North Oakland Community Bank did not commence operation until January, 1999.

OPTIONS GRANTED DURING 2000

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                   ANNUAL RATES
                                                                                                     OF STOCK
                          NUMBER OF      % OF TOTAL OPTIONS                                      APPRECIATION FOR
                         SECURITIES          GRANTED TO                                            OPTION TERM
                         UNDERLYING         EMPLOYEES IN       EXERCISE     EXPIRATION         --------------------
NAME                   OPTIONS GRANTED      FISCAL YEAR       PRICE(2)(3)      DATE      0%       5%         10%
----                   ---------------   ------------------   -----------   ----------   ---   --------   ---------
David McKinnon.......       6,667               39%              $5.75      11/6/2005     0    $10,350    $ 23,384
Frank Blowers........       4,000               23%              $5.75      11/6/2005     0    $ 6,210    $ 14,030
Dave Celesky.........          --                --                 --             --     0          0           0
Roy Klecha...........       1,800               10%              $5.75      11/6/2005     0    $ 2,795    $  6,314

---------------
(1) The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission which assume specified stock value appreciation. These growth rates are not intended by MCB to forecast future stock price appreciation of MCB common stock.

(2) The exercise price equals the fair market value of MCB common stock as of the date the options are granted as quoted on Nasdaq and determined by the Compensation Committee.

(3) Generally, options are exercisable in four equal annual installments commencing one year after the date the option was granted. Options granted to Mr. McKinnon and Mr. Blowers during 2000 were replacement options for those options voluntarily surrendered on April 4, 2000. The replacement options retained the vesting schedule of the surrendered options.

OPTION EXERCISES AND 2000 YEAR-END VALUES

     No options were exercised by the listed Executive Officers who exercised options during 2000.

                         TEN-YEAR OPTION/SAR REPRICINGS

---------------------------------------------------------------------------------------------------------------------------
                                                                                 Exercise                       Length
                                                              Market Price       Price at                      Original
                                              Number of       of Stock at        Time of                     Option Term
                                               Options          Time of         Repricing         New        Remaining at
                                             Repriced or      Repricing or          Or          Exercise       Date of
                                               Amended         Amendment        Amendment        Price       Repricing or
            Name                Date             (#)              ($)              ($)            ($)         Amendment
---------------------------------------------------------------------------------------------------------------------------
    David McKinnon         11/6/2000           6,667             6.25            15.00           5.75       37 Months
---------------------------------------------------------------------------------------------------------------------------
    Frank Blowers          11/6/2000           4,000             6.25            15.00           5.75       37 Months
---------------------------------------------------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

     During 2000, in the regular course of business, Lakeside and North Oakland made various loans to certain members of MCB's Board of Directors. In the opinion of management, such loans were on terms and conditions that were no more favorable than the terms and conditions of loans provided to other customers of Lakeside or North Oakland and did not involve more than the normal risk of collectibility.

     During 2000 the Board of Directors offered a program to reprice the Company's outstanding stock options to members of the Board of Directors and to the Company's executive officers. Under the repricing program, holders of "underwater" options could elect to surrender their options in exchange for options with the same vesting schedule to be granted six months and one day from the date of surrender. All officers and directors eligible to participate in the program elected to participate. As a result of participating in the repricing program, officers and directors exchanged options with an exercise price of $15.00 per share for options with an exercise price of $5.75 per share. All other terms of the previous options, including vesting schedules, were the same under the new options.

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

     Shareholders of MCB that want to present a proposal to be considered at the 2002 annual meeting should send the proposal to Kimberly Schauer, Secretary of MCB at 43850 Schoenherr Road, Sterling Heights, MI 48313 by registered, certified or express mail. Proposals must be received prior to December 31, 2001.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require us to identify anyone who filed a required report late during 2000. Based solely on review of reports furnished to us and written representations that no other reports were required during 2000, all Section 16(a) filing requirements were met.

                       MICHIGAN COMMUNITY BANCORP LIMITED

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------------
                                                                     Period Ending
------------------------------------------------------------------------------------------------------------------------
              Index               12/04/98       12/31/98       06/30/99       12/31/99       06/30/00       12/31/00
------------------------------------------------------------------------------------------------------------------------
    Michigan Community Bancorp
    Limited                        100.00          96.67          68.33          58.33          41.67          37.50
------------------------------------------------------------------------------------------------------------------------
    S&P 500                        100.00         104.55         117.50         126.56         126.02         115.03
------------------------------------------------------------------------------------------------------------------------
    SNL <$250M Bank Index          100.00          98.84          97.90          86.79          81.64          85.93
------------------------------------------------------------------------------------------------------------------------

                                                                      Appendix A

                       MICHIGAN COMMUNITY BANCORP LIMITED
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    Charter

A.  Purpose

     The primary function of the Audit Committee is to aid the Board of Directors in fulfilling it oversight responsibilities by reviewing:

     - the financial reports and other financial information provided by the Company to any governmental department or agency or to the public;

     - the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     - the Company's auditing, accounting and financial reporting processes generally.

     The Audit Committee's primary duties and responsibilities are to:

     - serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     - review and appraise the audit efforts of the Company's accountants;

     - provide a means of communication among the independent accountants, financial and senior management and the Board of Directors.

B.  Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Audit Committee. All Audit Committee members shall have a working familiarity with basic finance and accounting practices, and at least one member shall have accounting or related finance and accounting expertise.

     The members of the Audit Committee shall be elected annually by the Board or until their successors are duly elected and qualified. Members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

C.  Meetings

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or management believes should be discussed privately. In addition, the Audit Committee or at least its chair shall meet with the independent accountants and management quarterly to review the Company's financial statements.

D.  Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     - review and update this Charter periodically, at least annually;

     - review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

     - review with the Company's financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings (the Chair of the Audit Committee may represent the entire Committee for purposes of this review);

     - recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence;

     - review the performance of the independent accountants and approve any proposed discharge of the independent accountants when warranted;

     - periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements;

     - review the integrity of the Company's internal and external financial reporting processes;

     - consider and approve, if appropriate, major changes to the Company's auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department;

     - establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments;

     - after completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

     - review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     - review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

                       MICHIGAN COMMUNITY BANCORP LIMITED
                (LOCATED IN THE LAKESIDE COMMUNITY BANK OFFICE)
                             43850 SCHOENHERR ROAD
                           STERLING HEIGHTS, MI 48313

                                     [MAP]

                       MICHIGAN COMMUNITY BANCORP LIMITED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Michigan Community Bancorp Limited appoints David
A. McKinnon or Kimberly Schauer, or either of them, proxies for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on April 16, 2001 at the Annual Meeting of Shareholders to be held on Monday, June 11, 2001.

                  CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Please mark your
votes as in this
example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S FOUR NOMINEES AS DIRECTORS.

1.  Election of Directors                                     2.  Ratify appointment of Plante & Moran LLP
      Nominees:                                                   as independent accountants for fiscal year 2001
         David A. McKinnon
         Anthony J. Ferlito
         Joseph S. Lentine                                                For               Against
         David F. Shellenbarger

For, except vote withheld from the following nominee(s):

-------------------------

                                        THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                        RECEIPT OF THE NOTICE OF ANNUAL MEETING
                                        OF STOCKHOLDERS AND THE PROXY STATEMENT
                                        FURNISHED THEREWITH.

                                        PLEASE MARK, FILL IN DATE, SIGN AND MAIL
                                        THIS PROXY PROMPTLY IN THE ENCLOSED
                                        ENVELOPE WHICH REQUIRES NO POSTAGE IF
                                        MAILED IN THE UNITED STATES.



                                        ----------------------------------------



                                        ----------------------------------------
                                        SIGNATURES AND DATE

                                        NOTE: PLEASE SIGN NAME EXACTLY AS YOUR
                                        NAME APPEARS ON THE STOCK CERTIFICATE.
                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN
                                        PLEASE GIVE FULL TITLE. IF MORE THAN ONE
                                        TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                                        OWNERS MUST SIGN.

                                ADMISSION TICKET

                       Michigan Community Bancorp Limited

                         ANNUAL MEETING OF SHAREHOLDERS

                        Monday, June 11, 2001 at 9:30 a.m.

                              43850 Schoenherr Road
                           Sterling Heights, MI 48313


     This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.